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                                                                   EXHIBIT 10.25

                           RESTRICTED STOCK AGREEMENT

      AGREEMENT made the 3rd day of February, 2005, between NATHAN'S FAMOUS, INC., a Delaware corporation, (hereinafter called the "Company") and HOWARD M. LORBER (hereinafter called "Grantee").

                                   WITNESSETH:

      WHEREAS, the Company, for the purposes stated therein, has adopted a 2002 Stock Incentive Plan, a copy of which is annexed hereto as Exhibit "A" (hereinafter called the "Plan"); and

      WHEREAS, in accordance with said Plan the Board of Directors has determined that Grantee is eligible for and should be granted a Restricted Stock Award pursuant to said Plan as herein below provided, and Grantee desires to have such Restricted Stock Award;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. GRANT OF AWARD. The Company hereby grants to Grantee a Restricted Stock Award of 50,000 shares of the authorized and unissued Common Stock of the Company, having a par value of $.01 per share (the "Restricted Shares"), upon and subject to the following terms and conditions:

            (a) The rights to Restricted Shares shall vest only at the following times and in the following amounts:

                  (i) Upon the date of this Agreement, the rights to 10,000 Restricted Shares shall vest in Grantee;

                  (ii) After the expiration of one (1) year from the date of this Agreement, the rights to an aggregate 20,000 Restricted Shares shall vest in Grantee;

                  (iii) After the expiration of two (2) years from the date of this Agreement, the rights to an aggregate 30,000 Restricted Shares shall vest in Grantee;

                  (iv) After the expiration of three (3) years from the date of this Agreement, the rights to an aggregate 40,000 Restricted Shares shall vest in Grantee; and

                  (v) After the expiration of four (4) years from the date of this Agreement, the rights to an aggregate 50,000 Restricted Shares shall vest in Grantee.

            (b) The Restricted Stock Award shall vest in each instance, only during the

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continuance of the Grantee's employment or service with the Company as set forth in Section 3.3 of the Plan, except as set forth in Section 1(c), below.

            (c) Upon Grantee's death or Total Disability, the rights to all of the Restricted Shares shall vest in Grantee, notwithstanding any lack of expiration of the vesting periods set forth in Section 1(a).

            (d) Grantee shall be entitled to any dividend payments or dividend equivalent payments with respect to the Restricted Shares; provided, that the right to receive any such payments shall be deferred and shall vest upon the vesting of the Restricted Shares on which such dividend was paid.

            (e) If at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with a Restricted Stock Award, the Grantee shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept Common Stock valued at its Fair Market Value on the date of payment, to cover the amount required to be withheld.

2. NON-TRANSFERABILITY. The Restricted Stock Award granted under this Agreement shall not be transferable otherwise than by will or the laws of descent and distribution or to the extent permitted by the Board or the Committee.

3. BINDING EFFECT OF THE PLAN. Grantee represents that he has read and understands the Plan and agrees to be bound by all of the terms and conditions thereof.

4. CAPITALIZED TERMS. The capitalized terms used herein without definition are used as defined in the Plan.

5. APPLICABLE LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed therein.

6. CONSENT TO JURISDICTION AND WAIVERS . The parties hereto irrevocably consent that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, may be brought in any court of the State of New York located within Nassau County or in the United States District Court for the Eastern District of New York. By the execution and delivery of this Agreement, the parties expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. The parties further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner permitted by law. The parties hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis.

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7.    EMPLOYMENT. Nothing herein shall be deemed to create any employment agreement or guaranty of continued service as an employee, officer or director of the Company or limit in any way the Company's right to terminate Grantee's service as an employee, officer or director of the Company at any time consistent with the certificate of incorporation and by-laws of the Company, if applicable.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                            NATHAN'S FAMOUS, INC.

                                            By: /s/ Wayne Norbitz
                                                ----------------------------
                                            Name: Wayne Norbitz
                                            Title: President and Chief Operating
                                                   Officer

                                            /s/ Howard M. Lorber
                                            --------------------------------
                                            Howard M. Lorber, Grantee